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PART  II - OTHER  INFORMATION                                                                                        Exhibit 11



                                           STANT CORPORATION AND SUBSIDIARIES
                                            COMPUTATION OF INCOME PER SHARE
                                          ($ in Thousands, Except Share Data)


                                                                    Three Months Ended                Six Months Ended
                                                                         June 30,                          June 30,
                                                              --------------------------       ------------------------------

                                                                  1996             1995                1996             1995
                                                              -------------  -----------       --------------    ------------

Net  Income                                                         $4,340        $1,471              $9,882           $5,633
                                                              ------------   -----------       -------------     ------------
                                                              ------------   -----------       -------------     ------------

Primary  Income  Per  Share  of  Common  Stock                       $0.26         $0.09               $0.59            $0.34
                                                              ------------   -----------       -------------     ------------
                                                              ------------   -----------       -------------     ------------

Weighted  Average  Common  Shares  Outstanding                      16,227        16,227              16,227           16,227
Common  Stock  Equivalents - Effect  of  Exercise
   of  Stock  Options                                                  419           502                 398              584
                                                              ------------   -----------       -------------     ------------
Total                                                               16,646        16,729              16,625           16,811
                                                              ------------   -----------       -------------     ------------
                                                              ------------   -----------       -------------     ------------



Fully  Diluted  Income  Per  Share  of  Common  Stock                $0.26         $0.09               $0.59            $0.34
                                                              ------------   -----------       -------------     ------------
                                                              ------------   -----------       -------------     ------------

Weighted  Average  Common  Shares  Outstanding                      16,227        16,227              16,227           16,227
Common  Stock  Equivalents - Effect  of  Exercise
   of  Stock  Options                                                  469           502                 483              584
                                                              ------------   -----------       -------------     ------------
Total                                                               16,696        16,729              16,710           16,811
                                                              ------------   -----------       -------------     ------------
                                                              ------------   -----------       -------------     ------------








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